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                                                                    EXHIBIT 5.01

                        [Foley & Lardner LLP Letterhead]





                                 March 10, 2004


Visteon Corporation
17000 Rotunda Drive
Dearborn, MI  48120

Ladies and Gentlemen:

         We have acted as counsel to Visteon Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $450,000,000 aggregate principal amount of the Company's 7.00% Notes due March 10, 2004 (the "Notes"). The Notes are being issued pursuant to an Amended and Restated Indenture dated as of March 10, 2004 (the "Restated Indenture") and a Supplemental Indenture dated March 10, 2004 (the "Supplemental Indenture and, collectively with the Restated Indenture, the "Indenture") between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"). The Notes are to be sold as set forth in the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-85406) filed by the Company on April 2, 2002 with the Securities and Exchange Commission (the "Commission") pursuant to the Act, the Prospectus dated April 12, 2002 (the "Prospectus"), the Prospectus Supplement dated March 3, 2004 (the "Prospectus Supplement") and pursuant to the Pricing Agreement dated March 3, 2004 among the Company and J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc. and the underwriters named therein and an Underwriting Agreement dated March 3, 2004 among the Company and J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., and the underwriters named therein (collectively, with the Pricing Agreement, the "Underwriting Agreement").

         In our capacity as such counsel, we have examined the various documents set forth above and such other documents and corporate records of the Company and such documents and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, conformity to original documents of all documents submitted to us as certified or photostatic copies and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents and certificates we reviewed. We also have assumed that the transactions related to the issuance of the Notes will be consummated in the manner contemplated by the Registration Statement, the Prospectus, the Supplement, the Indenture and the other documents referred to hereinabove.

         Based solely upon the foregoing and subject to the foregoing exceptions, qualifications and limitations, we are of the opinion that when the Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting



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Agreement and as described in the Registration Statement, Prospectus, and
Prospectus Supplement, the Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

         The opinions expressed above are subject to the following limitations and qualifications:

         (a) Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement, the Prospectus, the Supplement, the Indenture and those other documents referred to hereinabove as well as the statements and representations made by officers of the Company.

         (b) We note that various issues may be addressed in other opinions which we may now or hereafter provide to you and in the opinions which other counsel may separately provide to you and we express no opinion herein as to matters addressed in any such opinions.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name as it appears in the Registration Statement, the Prospectus and in the Prospectus Supplement. In giving this consent, we do not believe that we are "experts" within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                          Very truly yours,

                                                          Foley & Lardner LLP